Exhibit 99.1

CoBiz Financial Announces Second  Quarter 2018 Results

Denver — CoBiz Financial Inc. (Company) (NASDAQ: COBZ), a financial services company with $3.9 billion in assets, reported financial results for the second quarter of 2018.

Pending Merger

As previously announced on June 18, 2018, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") to merge with a wholly-owned subsidiary of BOK Financial Corporation ("BOK").  The Merger Agreement was approved by the Board of Directors of each of CoBiz and BOK.

Subject to the terms and conditions of the Merger Agreement, CoBiz shareholders will have the right to receive upon effectiveness of the Merger 0.17 shares of BOK common stock and $5.70 in cash, for each share of CoBiz common stock.    The completion of the Merger is subject to customary conditions, including, among others, (1) the approval of the Merger Agreement by CoBiz's shareholders, (2) authorization for listing on the Nasdaq of the shares of BOK common stock to be issued in the Merger, (3) the effectiveness of the registration statement on Form S-4 for the BOK common stock to be issued in the Merger, (4) the absence of any order, injunction or other legal restraint preventing the completion of the Merger or making the consummation of the Merger illegal and (5) the receipt of required regulatory approvals, including the approval of the Federal Reserve Board and the Office of the Comptroller of the Currency. Each party's obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Financial Highlights

•

Net income of $11.4 million for the second quarter of 2018 compared to $9.5 million in the second quarter of 2017.  The return on average assets increased to 1.19% in the second quarter of 2018 compared 1.01% in the prior-year quarter.

•

Diluted earnings per share of $0.27 for the second quarter of 2018, compared to $0.23 in the second quarter of 2017.  The second quarter results were impacted by $1.7 million of Merger-related costs.  Excluding these costs on a tax-effected basis, diluted earnings per share for the second quarter of 2018 were $0.30 (see accompanying Reconciliation of Non-GAAP Measures to GAAP).

•	Net interest margin (NIM) was 3.94% for the second quarter of 2018, compared to 3.76% for the second quarter of 2017 and 3.93% for the first quarter of 2018.

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Financial Summary

	Quarter ended (unaudited)			2Q18 change vs.
(in thousands, except per share amounts)	2Q18	1Q18	2Q17	1Q18		2Q17
Net interest income before provision	$35,149	$34,609	$32,005	$540	1.6%	$3,144	9.8%
Provision for loan losses	(901)	(325)	673	(576)	(177.2)%	(1,574)	(233.9)%
Net interest income after provision	36,050	34,934	31,332	1,116	3.2%	4,718	15.1%
Total noninterest income	8,209	8,961	8,311	(752)	(8.4)%	(102)	(1.2)%
Total noninterest expense	30,354	28,570	26,655	1,784	6.2%	3,699	13.9%
Net income before income taxes	13,905	15,325	12,988	(1,420)	(9.3)%	917	7.1%
Provision for income taxes	2,511	2,344	3,499	167	7.1%	(988)	(28.2)%
Net income	$11,394	$12,981	$9,489	$(1,587)	(12.2)%	$1,905	20.1%

Diluted earnings per common share	$0.27	$0.31	$0.23	$(0.04)	(11.5)%	$0.04	17.4%

KEY RATIOS
Net interest margin	3.94%	3.93%	3.76%
Efficiency ratio - taxable equivalent *	68.13%	64.07%	62.83%
Return on average assets	1.19%	1.38%	1.01%
Return on average shareholders' equity	13.34%	15.93%	12.10%
Noninterest income as a percentage of taxable equivalent operating revenue *	18.42%	20.01%	19.61%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

The Tax Cuts and Jobs Act (TCJA) was adopted by the Company in the first quarter of 2018 resulting in impacts to  comparability with prior periods in the following areas: net interest income, NIM, the taxable equivalent efficiency ratio, the provision for income taxes, and net income.

Loans

	Quarter ended (unaudited)			2Q18 change vs.
(in thousands)	2Q18	1Q18	2Q17	1Q18		2Q17
LOANS
Commercial	$1,222,780	$1,237,176	$1,272,304	$(14,396)	(1.2)%	$(49,524)	(3.9)%
Owner-occupied real estate	525,020	488,344	481,180	36,676	7.5%	43,840	9.1%
Investor real estate	708,530	759,587	747,765	(51,057)	(6.7)%	(39,235)	(5.2)%
Construction & land	242,653	228,898	162,318	13,755	6.0%	80,335	49.5%
Consumer	273,986	272,783	287,790	1,203	0.4%	(13,804)	(4.8)%
Other	93,285	97,654	109,597	(4,369)	(4.5)%	(16,312)	(14.9)%
Total loans	$3,066,254	$3,084,442	$3,060,954	$(18,188)	(0.6)%	$5,300	0.2%

•Loans at June 30, 2018 increased $5.3 million, or 0.2%, from June 30, 2017 and decreased $18.2 million from March 31, 2018.  The decrease in the second quarter was impacted by elevated paydowns and maturities.

•Loans in the Colorado markets increased $5.3 million from June 30, 2017, while loans in Arizona were flat in the same period.    Compared to March 31, 2018, loans in the Arizona and Colorado markets decreased  $9.7 million and $8.5 million, respectively.

	Quarter ended (unaudited)
(in thousands)	2Q18	1Q18	4Q17	3Q17	2Q17
Loans - beginning balance	$3,084,442	$3,145,563	$3,121,698	$3,060,954	$2,987,068
New credit extended	145,582	131,528	171,043	148,467	190,431
Credit advanced	133,345	118,626	126,103	131,460	129,633
Paydowns & maturities	(296,782)	(310,160)	(272,678)	(219,172)	(245,976)
Gross loan charge-offs	(333)	(1,115)	(603)	(11)	(202)
Loans - ending balance	$3,066,254	$3,084,442	$3,145,563	$3,121,698	$3,060,954

Net change - loans outstanding	$(18,188)	$(61,121)	$23,865	$60,744	$73,886

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•New credit extensions and advances were $278.9 million in the second quarter of 2018, compared to $320.1 million in the second quarter of 2017 and $250.2 million in the quarter ended March 31, 2018 (linked-quarter).

•Commercial line utilization was 34.1% at June 30, 2018, compared to 32.6% and 29.9%,  respectively, at June 30, 2017 and March 31, 2018.

Deposits

	Quarter ended (unaudited)			2Q18 change vs.
(in thousands)	2Q18	1Q18	2Q17	1Q18		2Q17
DEPOSITS
Money market	$864,190	$866,108	$898,615	$(1,918)	(0.2)%	$(34,425)	(3.8)%
Interest-bearing demand	712,061	736,929	696,971	(24,868)	(3.4)%	15,090	2.2%
Savings	21,218	22,976	22,748	(1,758)	(7.7)%	(1,530)	(6.7)%
Certificates of deposits under $100	16,897	17,466	18,748	(569)	(3.3)%	(1,851)	(9.9)%
Certificates of deposits $100 and over	64,030	61,968	79,103	2,062	3.3%	(15,073)	(19.1)%
Reciprocal CDARS	15,251	23,530	42,046	(8,279)	(35.2)%	(26,795)	(63.7)%
Total interest-bearing deposits	1,693,647	1,728,977	1,758,231	(35,330)	(2.0)%	(64,584)	(3.7)%
Noninterest-bearing demand deposits	1,450,894	1,450,789	1,314,408	105	0.0%	136,486	10.4%
Total deposits	$3,144,541	$3,179,766	$3,072,639	$(35,225)	(1.1)%	$71,902	2.3%

•Total deposits at June 30, 2018 increased $71.9 million, or 2.3%, from June 30, 2017 and decreased $35.2 million from March 31, 2018.  The Company typically realizes a seasonal decrease in deposits in the first part of the year.

•Noninterest-bearing demand deposits at June 30, 2018 increased  $136.5 million from June 30, 2017,  increased $0.1 million from March 31, 2018 and were 46.1% of total deposits at June 30, 2018.

Credit Quality

	Quarter ended (unaudited)
(in thousands)	2Q18	1Q18	2Q17
ALLOWANCE FOR LOAN LOSSES
Beginning allowance for loan losses	$36,796	$37,941	$34,211
Provision for loan losses	(901)	(325)	673
Net recoveries (charge-offs)	(61)	(820)	741
Ending allowance for loan losses	$35,834	$36,796	$35,625

CREDIT QUALITY
Nonaccrual loans	$16,741	$18,200	$3,830
Loans 90 days or more past due and accruing interest	-	-	664
Total nonperforming loans	16,741	18,200	4,494
OREO and repossessed assets	4,979	4,979	5,079
Total nonperforming assets	$21,720	$23,179	$9,573

Performing renegotiated loans	$34,674	$41,400	$31,482
Classified loans	$81,728	$83,936	$50,587

ASSET QUALITY MEASURES
Nonperforming assets to total assets	0.56%	0.61%	0.25%
Nonperforming loans to total loans	0.55%	0.59%	0.15%
Nonperforming loans and OREO to total loans and OREO	0.71%	0.75%	0.31%
Allowance for loan losses to total loans	1.17%	1.19%	1.16%
Allowance for loan losses to nonperforming loans	214.05%	202.18%	792.72%

•Nonperforming assets (NPAs)  of $21.7 million at June 30, 2018 increased $12.1 million from June 30, 2017 and decreased $1.5 million from March 31, 2018.  The increase from June 30, 2017 was primarily due to $10.3 million of loans with one customer with previously recorded allowances of $1.5 million, which became nonaccrual loans in the first quarter of 2018.

•The Company had net charge-offs of $0.1 million in the second quarter of 2018.

•A  negative provision for loan losses of $0.9 million was recorded in the second quarter of 2018, primarily due to the decrease in the loan portfolio and a decrease in classified loans.

•The resulting allowance for loan losses was 1.17% of total loans at June 30, 2018.

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Shareholders’ Equity

	Quarter ended (unaudited)
(in thousands, except per share amounts)	2Q18	1Q18	2Q17
EQUITY MEASURES
Common shareholders' equity	$346,104	$338,557	$319,470

Common shares outstanding at period end	42,390	42,366	41,771

Book value per common share	$8.16	$7.99	$7.65
Tangible book value per common share *	$8.15	$7.98	$7.62

Tangible common equity to tangible assets *	8.90%	8.86%	8.37%
Tier 1 capital ratio	**	12.35%	11.52%
Total risk-based capital ratio	**	15.15%	14.36%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

** Ratios unavailable at the time of release

•On July 19, 2018, the Board of Directors of the Company declared a quarterly cash dividend of $0.10 per common share. The dividend will be paid on August 6, 2018 to shareholders of record on July 30, 2018.

Net Interest Income and Margin

•Net interest income (NII) on a taxable equivalent basis was $36.4 million for the second quarter of 2018,  an increase of $2.3 million, or 6.7%,  from the quarter ended June 30, 2017.  Compared to the quarter ended March 31, 2018, NII on a taxable equivalent basis increased  $0.5 million, or 1.5%.

•The NIM was 3.94% for the second quarter of 2018, compared to 3.76% in the prior-year quarter and 3.93% in the linked-quarter.

•The average yield on interest-earning assets was 4.33% for the second quarter of 2018, compared to 4.08% in the prior-year quarter and 4.22% in the linked-quarter.

•Items impacting NII and the NIM in the second quarter of 2018 were:

o	Quarterly average loans increased $19.1 million from the prior-year quarter and decreased $52.0 million from the linked-quarter.
o

Quarterly average investments increased $49.0 million, or 8.5%, from the prior-year quarter and increased $56.0 million from the linked-quarter.  The shift in the mix of investments and loans negatively impacted the NIM in the second quarter of 2018.

o	Quarterly average deposits increased $128.2 million, or 4.3%, from the prior-year quarter and decreased $58.8 million from the linked-quarter.
o	Including noninterest-bearing deposits, the Company’s deposit interest cost increased to 0.18% for the second quarter of 2018, compared to 0.13% in the prior-year and linked quarters.
o	Quarterly average noninterest-bearing demand accounts increased $190.7 million, or 14.5%, from the prior-year quarter and decreased $4.9 million from the linked-quarter.
o	Quarterly average other short-term borrowings decreased $75.3 million from the prior-year quarter and increased $61.8 million from the linked-quarter.

Noninterest Income

	Quarter ended (unaudited)			2Q18 change vs.
(in thousands)	2Q18	1Q18	2Q17	1Q18		2Q17
Noninterest income:
Deposit service charges	$1,577	$1,655	$1,714	$(78)	(4.7)%	$(137)	(8.0)%
Investment advisory income	1,678	1,655	1,500	23	1.4%	178	11.9%
Insurance income	3,138	3,459	3,427	(321)	(9.3)%	(289)	(8.4)%
Other investments	124	175	372	(51)	(29.1)%	(248)	(66.7)%
Derivative valuation	45	156	(80)	(111)	(71.2)%	125	156.3%
Other income	1,647	1,861	1,378	(214)	(11.5)%	269	19.5%
Total noninterest income	$8,209	$8,961	$8,311	$(752)	(8.4)%	$(102)	(1.2)%

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•Noninterest income decreased  $0.1 million, or  1.2%, from the prior-year comparative quarter and $0.8 million, or 8.4%, from the linked-quarter.

•Noninterest income as a percentage of taxable equivalent operating revenue* was 18.4% for the second quarter of 2018, compared to 19.6% in the prior-year comparative quarter and 20.0% in the linked-quarter.

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

Operating Expenses

	Quarter ended (unaudited)			2Q18 change vs.
(in thousands)	2Q18	1Q18	2Q17	1Q18		2Q17
Noninterest expense:
Salaries and employee benefits	$20,761	$19,747	$18,335	$1,014	5.1%	$2,426	13.2%
Occupancy expenses, premises and equipment	3,651	3,711	3,685	(60)	(1.6)%	(34)	(0.9)%
Amortization of intangibles	49	56	150	(7)	(12.5)%	(101)	(67.3)%
Other operating expenses	5,897	5,176	4,453	721	13.9%	1,444	32.4%
Net (gain) loss on OREO, repossessed assets and other	(4)	(120)	32	116	96.7%	(36)	(112.5)%
Total noninterest expense	$30,354	$28,570	$26,655	$1,784	6.2%	$3,699	13.9%

•Noninterest expense increased $3.7 million, or 13.9%, from the prior-year quarter and $1.8 million from the linked-quarter.  The increase compared to the prior-year quarter was due to higher base salaries from an annual merit increase and the Merger-related costs.  The increase compared to the linked-quarter was due to the Merger-related costs, offset by a decrease in consulting costs related to technology initiatives for business intelligence and a  data center relocation.  These projects have been suspended due to the pending Merger.

•The taxable equivalent efficiency ratio* was 68.1% for the second quarter of 2018, compared to 62.8% and 64.1%,  respectively, for the prior-year and linked-quarters.  The taxable equivalent efficiency ratio is directly impacted by the tax rate paid by the Company.  The efficiency ratio increases with a decrease in tax rates, and decreases with an increase in tax rates.  Although the TCJA benefits net income due to the reduction in the federal income tax rate from 35% to 21%, it increases the taxable equivalent efficiency ratio.

Provision for Income Taxes

•

The effective tax rate was 18.1% in the second quarter of 2018,  compared to 25.0% in fiscal 2017 (excluding a $7.2 million charge related to the TCJA).  The majority of the decrease in the tax rate relates to the TCJA that became effective in the first quarter of 2018.

•	Prospectively, until closing of the Merger, the Company estimates that its effective tax rate will be approximately 18-19%.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations and reflects the basis on which management internally reviews financial performance and capital adequacy. The Company believes  these non-GAAP measures are useful supplementary financial measures that enable investors to assess the performance of the Company’s operations and for comparison to the Company’s peers. However, you should not rely on non-GAAP financial measures alone as measures of our performance. Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

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About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $3.9 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides banking services through Colorado Business Bank, Arizona Business Bank and CoBiz Private Bank; wealth planning and investment management through CoBiz Wealth; and property and casualty insurance brokerage and employee benefits through CoBiz Insurance.

Forward-Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CoBiz's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Such risks and uncertainties include, among other things:

•Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•Our ability to grow deposits while the number of physical branches have decreased in recent years.

•Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•Our ability to manage growth effectively could adversely affect our results of operations and prospects.

•Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•Increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses.

•The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•Changes in legislative or regulatory requirements applicable to us and our subsidiaries and implementation of current legislative or regulatory requirements could increase costs, limit certain operations and adversely affect results of operations.

•Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may change our tax expense or adversely affect our customers' businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to factors previously disclosed in CoBiz’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by CoBiz Financial Inc.’s shareholders on the expected terms and schedule, including the risk that regulatory approvals required for the merger are not obtained or

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are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating CoBiz Financial Inc.’s business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BOK  products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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CoBiz Financial Inc.

June 30, 2018

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
INCOME STATEMENT DATA
Interest income	$39,177	$35,406	$76,954	$68,487
Interest expense	4,028	3,401	7,196	6,404
NET INTEREST INCOME BEFORE PROVISION	35,149	32,005	69,758	62,083
Provision for loan losses	(901)	673	(1,226)	1,280
NET INTEREST INCOME AFTER PROVISION	36,050	31,332	70,984	60,803
Noninterest income	8,209	8,311	17,170	16,639
Noninterest expense	30,354	26,655	58,924	53,769
INCOME BEFORE INCOME TAXES	13,905	12,988	29,230	23,673
Provision for income taxes	2,511	3,499	4,855	5,570
NET INCOME	$11,394	$9,489	$24,375	$18,103

EARNINGS PER COMMON SHARE
BASIC	$0.27	$0.23	$0.58	$0.43
DILUTED	$0.27	$0.23	$0.58	$0.43

EQUITY MEASURES
Common shares outstanding at period end (in thousands)			42,390	41,771
Book value per common share			$8.16	$7.65
Tangible book value per common share *			$8.15	$7.62
Tangible common equity to tangible assets *			$8.90%	$8.37%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

PERIOD END BALANCES
Total assets			$3,881,875	$3,803,490
Investments			646,648	568,181
Loans			3,066,254	3,060,954
Intangible assets			621	1,026
Deposits			3,144,541	3,072,639
Subordinated debentures			131,405	131,318
Common shareholders' equity			346,104	319,470
Interest-earning assets			3,731,161	3,656,377
Interest-bearing liabilities			2,054,046	2,140,752

BALANCE SHEET AVERAGES
Average assets			$3,826,650	$3,703,281
Average investments			596,511	557,378
Average loans			3,081,880	2,983,284
Average deposits			3,170,134	3,019,399
Average subordinated debentures			131,382	131,297
Average shareholders' equity			336,575	310,831
Average interest-earning assets			3,695,003	3,563,477
Average interest-bearing liabilities			1,954,787	2,053,971

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CoBiz Financial Inc.

June 30, 2018

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2018	2017	2018	2017
PROFITABILITY MEASURES
Net interest margin	3.94%	3.76%	3.94%	3.76%
Efficiency ratio - taxable equivalent *	68.13%	62.83%	66.10%	65.04%
Return on average assets	1.19%	1.01%	1.28%	0.99%
Return on average shareholders' equity	13.34%	12.10%	14.60%	11.74%
Noninterest income as a percentage of taxable equivalent operating revenue *	18.42%	19.61%	19.22%	20.01%

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans			$16,741	$3,830
Loans 90 days or more past due and accruing interest			-	664
Total nonperforming loans			16,741	4,494
OREO & repossessed assets			4,979	5,079
Total nonperforming assets			$21,720	$9,573

Performing renegotiated loans			$34,674	$31,482
Classified loans			$81,728	$50,587

Charge-offs			$(1,448)	$(308)
Recoveries			567	1,360
Net recoveries (charge-offs)			$(881)	$1,052

Nonperforming assets to total assets			0.56%	0.25%
Nonperforming loans to total loans			0.55%	0.15%
Nonperforming loans and OREO to total loans and OREO			0.71%	0.31%
Allowance for loan losses to total loans			1.17%	1.16%
Allowance for loan losses to nonperforming loans			214.05%	792.72%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$15,768	$470	$16,238	$1,222,780	1.33%
Real estate - mortgage	295	38	333	1,233,550	0.03%
Construction & land	-	-	-	242,653	-%
Consumer	148	-	148	273,986	0.05%
Other loans	22	-	22	93,285	0.02%
OREO & repossessed assets	4,803	176	4,979	4,979	-
NPAs	$21,036	$684	$21,720	$3,071,233	0.71%

Total loans	$1,968,440	$1,097,814	$3,066,254
Total loans and OREO	1,973,243	1,097,990	3,071,233
Nonperforming loans to loans	0.82%	0.05%	0.55%
Nonperforming loans and OREO to total loans and OREO	1.07%	0.06%	0.71%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

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CoBiz Financial Inc.

June 30, 2018

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share amounts)	2018	2018	2017	2017	2017
Interest income	$39,177	$37,777	$37,753	$36,947	$35,406
Interest expense	4,028	3,168	3,031	3,178	3,401
Net interest income before provision	35,149	34,609	34,722	33,769	32,005
Provision for loan losses	(901)	(325)	945	1,060	673
Net interest income after provision	36,050	34,934	33,777	32,709	31,332
Noninterest income:
Deposit service charges	$1,577	$1,655	$1,505	$1,660	$1,714
Investment advisory income	1,678	1,655	1,639	1,550	1,500
Insurance income	3,138	3,459	3,294	3,338	3,427
Other investments	124	175	132	355	372
Derivative valuation	45	156	(3)	(35)	(80)
Other income	1,647	1,861	1,800	2,127	1,378
Total noninterest income	8,209	8,961	8,367	8,995	8,311
Noninterest expense:
Salaries and employee benefits	$20,761	$19,747	$19,212	$18,421	$18,335
Occupancy expenses, premises and equipment	3,651	3,711	3,709	3,666	3,685
Amortization of intangibles	49	56	150	150	150
Other operating expenses	5,897	5,176	4,862	4,149	4,453
Net (gain) loss on securities, other assets and OREO	(4)	(120)	(200)	6	32
Total noninterest expense	30,354	28,570	27,733	26,392	26,655
Net income before income taxes	13,905	15,325	14,411	15,312	12,988
Provision for income taxes	2,511	2,344	10,789	4,119	3,499
Net income	$11,394	$12,981	$3,622	$11,193	$9,489

Earnings per common share
Basic	$0.27	$0.31	$0.09	$0.27	$0.23
Diluted	$0.27	$0.31	$0.09	$0.27	$0.23

PROFITABILITY MEASURES
Net interest margin	3.94%	3.93%	3.95%	3.91%	3.76%
Efficiency ratio - taxable equivalent *	68.13%	64.07%	61.56%	58.61%	62.83%
Return on average assets	1.19%	1.38%	0.37%	1.17%	1.01%
Return on average shareholders' equity	13.34%	15.93%	4.30%	13.66%	12.10%
Noninterest income as a percentage of taxable equivalent operating revenue *	18.42%	20.01%	18.44%	19.98%	19.61%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	42,390	42,366	42,217	41,800	41,771
Diluted weighted average common shares outstanding (in thousands)	42,082	41,963	41,908	41,781	41,713
Book value per common share	$8.16	$7.99	$7.80	$7.87	$7.65
Tangible book value per common share *	$8.15	$7.98	$7.78	$7.85	$7.62

Tangible common equity to tangible assets *	8.90%	8.86%	8.54%	8.56%	8.37%
Tier 1 capital ratio	** %	12.35%	11.79%	11.65%	11.52%
Total risk-based capital ratio	** %	15.15%	14.55%	14.49%	14.36%

* See accompanying Reconciliation of Non-GAAP Measures to GAAP

** Ratios unavailable at the time of release

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CoBiz Financial Inc.

June 30, 2018

(unaudited)

	At
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2018	2018	2017	2017	2017
PERIOD END BALANCES
Total assets	$3,881,875	$3,815,507	$3,846,272	$3,836,843	$3,803,490
Investments	646,648	582,251	539,416	549,748	568,181
Loans	3,066,254	3,084,442	3,145,563	3,121,698	3,060,954
Deposits	3,144,541	3,179,766	3,225,220	3,177,532	3,072,639
Common shareholders' equity	346,104	338,557	329,284	329,090	319,470

BALANCE SHEET AVERAGES
Average assets	$3,831,978	$3,821,262	$3,862,902	$3,795,822	$3,772,484
Average investments	624,333	568,379	550,853	564,690	575,363
Average loans	3,056,031	3,108,017	3,143,543	3,072,370	3,036,949
Average deposits	3,140,911	3,199,684	3,272,895	3,154,343	3,012,706
Average shareholders' equity	342,627	330,458	334,404	325,136	314,669
Average interest-earning assets	3,697,106	3,692,875	3,716,903	3,656,949	3,633,412
Average interest-bearing liabilities	1,954,742	1,954,837	1,971,962	2,027,857	2,115,642

LOANS
Commercial	$1,222,780	$1,237,176	$1,250,571	$1,251,815	$1,272,304
Real estate - mortgage	1,233,550	1,247,931	1,249,497	1,258,906	1,228,945
Construction & land	242,653	228,898	264,401	215,172	162,318
Consumer	273,986	272,783	282,149	287,300	287,790
Other	93,285	97,654	98,945	108,505	109,597
Total gross loans	3,066,254	3,084,442	3,145,563	3,121,698	3,060,954
Less allowance for loan losses	(35,834)	(36,796)	(37,941)	(36,850)	(35,625)
Total net loans	$3,030,420	$3,047,646	$3,107,622	$3,084,848	$3,025,329

Gross loans - Colorado	$1,968,440	$1,976,976	$2,018,415	$2,014,676	$1,963,177
Gross loans - Arizona	$1,097,814	$1,107,466	$1,127,148	$1,107,022	$1,097,777

DEPOSITS
Money market	$864,190	$866,108	$875,936	$925,589	$898,615
Interest-bearing demand	712,061	736,929	737,934	721,600	696,971
Savings	21,218	22,976	21,453	21,210	22,748
Certificates of deposits under $100	16,897	17,466	17,715	18,445	18,748
Certificates of deposits $100 and over	64,030	61,968	69,736	76,266	79,103
Reciprocal CDARS	15,251	23,530	28,796	40,630	42,046
Total interest-bearing deposits	1,693,647	1,728,977	1,751,570	1,803,740	1,758,231
Noninterest-bearing demand deposits	1,450,894	1,450,789	1,473,650	1,373,792	1,314,408
Total deposits	$3,144,541	$3,179,766	$3,225,220	$3,177,532	$3,072,639

ALLOWANCE FOR LOAN LOSSES
Beginning allowance for loan losses	$36,796	$37,941	$36,850	$35,625	$34,211
Provision for loan losses	(901)	(325)	945	1,060	673
Net recovery (charge-off)	(61)	(820)	146	165	741
Ending allowance for loan losses	$35,834	$36,796	$37,941	$36,850	$35,625

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans	$16,741	$18,200	$7,517	$4,863	$3,830
Loans 90 days or more past due and accruing interest	-	-	348	20	664
Total nonperforming loans	16,741	18,200	7,865	4,883	4,494
OREO and repossessed assets	4,979	4,979	5,079	5,079	5,079
Total nonperforming assets	$21,720	$23,179	$12,944	$9,962	$9,573
Performing renegotiated loans	$34,674	$41,400	$52,817	$33,205	$31,482
Classified loans	$81,728	$83,936	$74,674	$54,355	$50,587

ASSET QUALITY MEASURES
Nonperforming assets to total assets	0.56%	0.61%	0.34%	0.26%	0.25%
Nonperforming loans to total loans	0.55%	0.59%	0.25%	0.16%	0.15%
Nonperforming loans and OREO to total loans and OREO	0.71%	0.75%	0.41%	0.32%	0.31%
Allowance for loan losses to total loans	1.17%	1.19%	1.21%	1.18%	1.16%
Allowance for loan losses to nonperforming loans	214.05%	202.18%	482.40%	754.66%	792.72%

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CoBiz Financial Inc.

June 30, 2018

(unaudited)

	For the three months ended,
	June 30, 2018			March 31, 2018			June 30, 2017
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
ASSETS
Federal funds sold and other	$16,742	$70	1.65%	$16,479	$79	1.92%	$21,100	$54	1.01%
Investment securities	624,333	4,565	2.92%	568,379	3,993	2.81%	575,363	3,999	2.78%
Loans	3,056,031	35,745	4.63%	3,108,017	34,910	4.49%	3,036,949	33,409	4.35%
Total interest-earning assets	$3,697,106	$40,380	4.33%	$3,692,875	$38,982	4.22%	$3,633,412	$37,462	4.08%
Noninterest-earning assets	134,872			128,387			139,072
Total assets	$3,831,978			$3,821,262			$3,772,484

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Money market	$856,702	$956	0.45%	$875,376	$615	0.28%	$888,217	$586	0.26%
Interest-bearing demand	657,720	351	0.21%	678,492	260	0.16%	645,243	234	0.15%
Savings	20,777	5	0.10%	22,419	3	0.05%	20,429	3	0.06%
Certificates of deposit
Reciprocal	17,264	12	0.28%	28,181	15	0.22%	42,562	18	0.17%
Under $100	17,048	17	0.40%	17,579	16	0.37%	18,939	17	0.36%
$100 and over	63,489	82	0.52%	64,857	78	0.49%	80,085	97	0.49%
Total interest-bearing deposits	$1,633,000	$1,423	0.35%	$1,686,904	$987	0.24%	$1,695,475	$955	0.23%
Other borrowings
Securities sold under agreements to repurchase	40,932	11	0.11%	48,910	8	0.07%	64,181	9	0.06%
Other short-term borrowings	149,417	740	1.96%	87,652	339	1.55%	224,679	593	1.04%
Long-term debt	131,393	1,854	5.58%	131,371	1,834	5.58%	131,307	1,844	5.56%
Total interest-bearing liabilities	$1,954,742	$4,028	0.82%	$1,954,837	$3,168	0.65%	$2,115,642	$3,401	0.64%
Noninterest-bearing demand accounts	1,507,911			1,512,780			1,317,231
Total deposits and interest-bearing liabilities	3,462,653			3,467,617			3,432,873
Other noninterest-bearing liabilities	26,698			23,187			24,942
Total liabilities	3,489,351			3,490,804			3,457,815
Total shareholders' equity	342,627			330,458			314,669
Total liabilities and shareholders' equity	$3,831,978			$3,821,262			$3,772,484
Net interest income - taxable equivalent		$36,352			$35,814			$34,061
Net interest spread			3.51%			3.57%			3.44%
Net interest margin			3.94%			3.93%			3.76%
Ratio of average interest-earning assets to average interest-bearing liabilities	189.14%			188.91%			171.74%

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	For the six months ended June 30,
	2018			2017
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
ASSETS
Federal funds sold and other	$16,612	$149	1.78%	$22,815	$110	0.96%
Investment securities	596,511	8,558	2.87%	557,378	7,795	2.80%
Loans	3,081,880	70,655	4.56%	2,983,284	65,017	4.33%
Total interest-earning assets	$3,695,003	$79,362	4.27%	$3,563,477	$72,922	4.07%
Noninterest-earning assets	131,647			139,804
Total assets	$3,826,650			$3,703,281

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Money market	$865,987	$1,571	0.37%	$894,378	$1,178	0.27%
Interest-bearing demand	668,048	611	0.18%	648,431	479	0.15%
Savings	21,593	8	0.07%	19,693	5	0.05%
Certificates of deposit
Reciprocal	22,692	27	0.24%	43,140	39	0.18%
Under $100	17,312	33	0.38%	19,203	34	0.36%
$100 and over	64,169	160	0.50%	82,972	207	0.50%
Total interest-bearing deposits	$1,659,801	$2,410	0.29%	$1,707,817	$1,942	0.23%
Other borrowings
Securities sold under agreements to repurchase	44,899	19	0.08%	57,176	17	0.06%
Other short-term borrowings	118,705	1,079	1.81%	157,681	769	0.97%
Long term-debt	131,382	3,688	5.58%	131,297	3,676	5.57%
Total interest-bearing liabilities	$1,954,787	$7,196	0.74%	$2,053,971	$6,404	0.62%
Noninterest-bearing demand accounts	1,510,333			1,311,582
Total deposits and interest-bearing liabilities	3,465,120			3,365,553
Other noninterest-bearing liabilities	24,955			26,897
Total liabilities	3,490,075			3,392,450
Total shareholders' equity	336,575			310,831
Total liabilities and shareholders' equity	$3,826,650			$3,703,281
Net interest income - taxable equivalent		$72,166			$66,518
Net interest spread			3.53%			3.45%
Net interest margin			3.94%			3.76%
Ratio of average interest-earning assets to average interest-bearing liabilities	189.02%			173.49%

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CoBiz Financial Inc.

June 30, 2018

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these non-GAAP financial measures enable investors to obtain an understanding of the operating results of the Company’s core business and reflect the basis on which management internally reviews financial performance and capital adequacy. These non-GAAP financial measures are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP financial measures that may be presented by other companies.

The following tables include non-GAAP financial measures related to tangible common equity, tangible assets and tangible book value per common share.  Shareholders' equity and total assets have been adjusted to exclude intangible assets.

		At
		June 30,	March 31,	December 31,	September 30,	June 30,
	(in thousands, except per share amounts)	2018	2018	2017	2017	2017
	Shareholders' equity as reported - GAAP	$346,104	$338,557	$329,284	$329,090	$319,470
	Intangible assets	(621)	(671)	(726)	(876)	(1,026)
A	Tangible common equity - non-GAAP	$345,483	$337,886	$328,558	$328,214	$318,444

	Total assets as reported - GAAP	$3,881,875	$3,815,507	$3,846,272	$3,836,843	$3,803,490
	Intangible assets	(621)	(671)	(726)	(876)	(1,026)
B	Total tangible assets - non-GAAP	$3,881,254	$3,814,836	$3,845,546	$3,835,967	$3,802,464

C	Common shares outstanding	42,390	42,366	42,217	41,800	41,771

A / B	Tangible common equity to tangible assets - non-GAAP	8.90%	8.86%	8.54%	8.56%	8.37%
A / C	Tangible book value per common share - non-GAAP	$8.15	$7.98	$7.78	$7.85	$7.62

The following table includes non-GAAP financial measures used in the computation of the efficiency ratio and the ratio of noninterest income to taxable equivalent operating revenue.  The efficiency ratio equals noninterest expense adjusted to exclude gains and losses on securities, other assets and other real estate owned (OREO), divided by taxable equivalent operating revenue, which equals the sum of tax equivalent net interest income and noninterest income.  To calculate tax equivalent net interest income, the interest earned on tax exempt loans and investment securities has been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation.

		Three months ended
		June 30,	March 31,	December 31,	September 30,	June 30,
	(in thousands)	2018	2018	2017	2017	2017
	Noninterest expense - GAAP, adjusted for:	$30,354	$28,570	$27,733	$26,392	$26,655
	Net (gain) loss on securities, other assets and OREO	(4)	(120)	(200)	6	32
D	Adjusted noninterest expense - non-GAAP	$30,358	$28,690	$27,933	$26,386	$26,623

	Net interest income - GAAP	$35,149	$34,609	$34,722	$33,769	$32,005
E	Noninterest income - GAAP	8,209	8,961	8,367	8,995	8,311
	Operating revenue	43,358	43,570	43,089	42,764	40,316
	Taxable equivalent adjustment	1,203	1,205	2,286	2,258	2,056
F	Operating revenue - taxable equivalent - non-GAAP	$44,561	$44,775	$45,375	$45,022	$42,372

D / F	Efficiency ratio - taxable equivalent - non-GAAP	68.13%	64.07%	61.56%	58.61%	62.83%
E / F	Noninterest income as a percentage of taxable equivalent operating revenue - non-GAAP	18.42%	20.01%	18.44%	19.98%	19.61%

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Pre-tax, Adjusted Earnings (PTAE) is a non-GAAP measure and is calculated as net income adjusted on a taxable equivalent basis less provisions for income taxes and loan losses and further adjusted to exclude gains and losses on securities, other assets and OREO.  To calculate taxable equivalent net income, the interest earned on tax exempt loans and investment securities has been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation.  The Company believes that PTAE is a useful financial measure that enables investors and others to assess the Company's ability to generate capital to cover credit losses and is a reflection of earnings generated by the core business.  The following table is a reconciliation of PTAE to its most comparable GAAP measure.

	Three months ended June 30,		Change
(in thousands)	2018	2017	Amount	%
Net income - GAAP, adjusted for:	$11,394	$9,489	$1,905	20.1%
Taxable equivalent adjustment	1,203	2,056	(853)	41.5%
Provision for income taxes	2,511	3,499	(988)	28.2%
Provision for loan losses	(901)	673	(1,574)	233.9%
Net (gain) loss on securities, other assets and other real estate owned	(4)	32	(36)	112.5%
Pre-tax, Adjusted Earnings (PTAE) - non-GAAP	$14,203	$15,749	$(1,546)	9.8%

Diluted earnings per common share (EPS), adjusted to exclude Merger-related costs and the TCJA charge, is a non-GAAP measure.  The Company believes presenting net income and EPS excluding the effect of Merger-related costs and the TCJA charge is meaningful to increase comparability of period-to-period results.  The following table is a reconciliation of diluted earnings per share to adjusted diluted earnings per share.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share amounts)	2018	2018	2017	2017	2017
Net income - GAAP, adjusted for:	$11,394	$12,981	$3,622	$11,193	$9,489
Merger-related costs, net of tax	1,537	-	-	-	-
TCJA charge	-	-	7,150	-	-
Adjusted net income - non-GAAP	$12,931	$12,981	$10,772	$11,193	$9,489

Weighted average common shares outstanding - diluted	42,082	41,963	41,908	41,781	41,713
Diluted EPS - GAAP [1]	$0.27	$0.31	$0.09	$0.27	$0.23
Adjusted diluted EPS - non-GAAP [1]	$0.30	$0.31	$0.25	$0.27	$0.23

[1] The calculation of EPS excludes earnings allocated to participating securities.

15 | Page